                                                                   EXHIBIT 4 (h)



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                  PSI ENERGY, INC.

                                        AND

                                 FIFTH THIRD BANK,
                                               Trustee



                                  ----------------

                           Seventh Supplemental Indenture

                            Dated as of __________, ___

                                         To

                                     Indenture

                           Dated as of  November 15, 1996

                                  ----------------



                                  % Debentures Due



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     SEVENTH SUPPLEMENTAL INDENTURE, dated as of _______, ______, between PSI Energy, Inc., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company"), having its principal office at 1000 East Main Street, Plainfield, Indiana 46168, and Fifth Third Bank, an Ohio banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of November 15, 1996 between the Company and the Trustee, as supplemented (the "Indenture").

                              Recitals of the Company

     The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in the Indenture.

     Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its _____% Debentures Due _____ (herein called the "Debentures"), in this Seventh Supplemental Indenture.

     All things necessary to make this Seventh Supplemental Indenture a valid agreement of the Company have been done.

     Now, Therefore, This Seventh Supplemental Indenture Witnesseth:

     For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


                                    ARTICLE ONE

                              Terms of the Debentures

     Section 101. There is hereby authorized a series of Securities designated the "___% Debentures Due _____", limited in aggregate principal amount to $___,000,000 (except as provided in Section 301(2) of the Indenture). The Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on ____________, _________and shall be issued in the form of a registered Global Security without coupons, registered in the name of Cede & Co., as nominee of the Depository Trust Company (the "Depositary").

     Section 102. The provisions of Section 305 of the Indenture applicable to Global Securities shall apply to the Debentures.

     Section 103. Interest on each of the Debentures shall be payable semiannually on ____________ and ___________________ in each year (each an "Interest Payment Date"), commencing on ____________, ________, at the rate per annum specified in the form of Debentures, from and including, ____, _____, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on _______ or ______ next preceding the Interest Payment Date. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Section 104. Subject to agreements with or the rules of the Depositary or any successor book-entry security system or similar system with respect to Global Securities, payments of interest will be made by check mailed to the Holder of each Debenture at the address shown in the Security Register, and payments of the principal amount of each Debenture will be made at maturity by check against presentation of the Debenture at the office or agency of the Trustee.

     Section 105. The Debentures shall be issued in denominations of $1,000 or any integral multiple of $1,000.

     Section 106. Principal and interest on the Debentures shall be payable in the coin or currency of the United States of America, which, at the time of payment, is legal tender for public and private debts.

     Section 107. The Debentures shall be subject to defeasance and covenant defeasance, at the Company's option, as provided for in Sections 1302 and 1303 of the Indenture.

     Section 108. Subject to the terms of Article Eleven of the Indenture, the Company shall have the right to redeem the Debentures, at any time in whole or from time to time in part, until maturity, (such redemption, a "Make-Whole Redemption", and the date thereof, the "Redemption Date"), upon not less than 30 nor more than 60 days' notice to the holders, at a redemption price equal to the sum of the principal amount of the Debentures being redeemed plus accrued and unpaid interest thereon to the Redemption Date, and (ii) the Make-Whole Amount (as defined below), if any, with respect to the Debentures being redeemed.

     "Make-Whole Amount" means, in connection with any Make-Whole Redemption of any Debentures, the excess, if any, of (i) the sum, as determined by a Quotation Agent (as defined herein) of the present value of the principal amount of such Debentures, together with scheduled payments of interest from the Redemption Date to the Stated Maturity of the Debentures, in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) over
(ii) 100% of the principal amount of the Debentures to be redeemed.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date for a Make-Whole Redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, calculated on the third business day preceding the Redemption Date, plus in each case ____% (_____ basis points).

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Redemption Date to the Stated Maturity of the Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures.

     "Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company. "Reference Treasury Dealer" means a primary U.S. Government securities dealer.

     "Comparable Treasury Price" means, with respect to the any Redemption Date for a Make-Whole Redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release designated "H.15" (or any successor release) published by the Board of Governors of the Federal Reserve System or
(ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for a Make-Whole Redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

                                    ARTICLE TWO

                               Form of the Debentures

     Section 201. The Debentures are to be substantially in the following form and shall include substantially the legend shown so long as the Debentures are Global Securities:


                            (FORM OF FACE OF DEBENTURE)


No. R-1                                                            $___,000,000

CUSIP No.

                                  PSI ENERGY, INC.

                                  % DEBENTURES DUE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     PSI ENERGY, INC., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company", which term includes any successor Person under the Indenture hereafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ___________________________ and No/100 Dollars ($___,000,000.00) on _______
___, and to pay interest thereon from, and including, _____________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually, on _____________ and _____________, in each year, commencing ___________, at the rate of ______% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the ___________ or ___________ next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the corporate trust office of the Trustee maintained for that purpose in the City of Cincinnati, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Any payment on this Security due on any day which is not a Business Day in the City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date, unless such payment is a payment at maturity or upon redemption, in which case interest shall accrue thereon at the stated rate for such additional days.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Company has caused this instrument to be duly executed.

                                  PSI ENERGY, INC.



                                    By..........




                           CERTIFICATE OF AUTHENTICATION

Dated:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                 FIFTH THIRD BANK,
                                     as Trustee

                                     By........
                                   Authorized Signatory




                           (FORM OF REVERSE OF DEBENTURE)


This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 15, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Fifth Third Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $___,000,000.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of

Default with respect to this Security upon compliance with certain conditions set forth in the Indenture.

The Securities of this series are subject to optional redemption at any time in whole or from time to time in part, until maturity, (such redemption, a "Make-Whole Redemption", and the date thereof, the "Redemption Date"), upon not less than 30 nor more than 60 days' notice to the holders, at a redemption price equal to the sum of the principal amount of the Debentures being redeemed plus accrued and unpaid interest thereon to the Redemption Date, and (ii) the Make-Whole Amount (as defined below), if any, with respect to the Debentures being redeemed.

"Make-Whole Amount" means, in connection with any Make-Whole Redemption of any Debentures, the excess, if any, of (i) the sum, as determined by a Quotation Agent (as defined herein) of the present value of the principal amount of such Debentures, together with scheduled payments of interest from the Redemption Date to the Stated Maturity of the Debentures, in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) over
(ii) 100% of the principal amount of the Debentures to be redeemed.

"Adjusted Treasury Rate" means, with respect to any Redemption Date for a Make-Whole Redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, calculated on the third business day preceding the Redemption Date, plus in each case ____% (____ basis points).

"Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Redemption Date to the Stated Maturity of the Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures.

"Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company. "Reference Treasury Dealer" means a primary U.S. Government securities dealer.

"Comparable Treasury Price" means, with respect to the any Redemption Date for a Make-Whole Redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release designated "H.15" (or any successor release) published by the Board of Governors of the Federal Reserve System or
(ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of such Quotations.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for a Make-Whole Redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 35% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonably satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ARTICLE THREE

                            Original Issue of Debentures

     Section 301. Debentures in the aggregate principal amount of $___,000,000, may, upon execution of this Seventh Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures upon a Company Order without any further action by the Company.


                                    ARTICLE FOUR

                        Paying Agent and Security Registrar

     Section 401. Fifth Third Bank will be the Paying Agent and Security Registrar for the Debentures.


                                    ARTICLE FIVE

                                 Sundry Provisions

     Section 501. Except as otherwise expressly provided in this Seventh Supplemental Indenture or in the form of Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

     Section 502. The Indenture, as supplemented by this Seventh Supplemental Indenture, is in all respects ratified and confirmed, and this Seventh Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.


                                 -----------------

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     In Witness Whereof, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first above written.

                                  PSI ENERGY, INC.



                                     By
                                       ---------------------------------------
                                               William L. Sheafer
                                           Vice President and Treasurer






                            FIFTH THIRD BANK, as Trustee




                                     By
                                       ---------------------------------------
                                                  Kerry Byrne
                                                 Vice President